Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

pursuant to Rule 13a-14(b)

under the Securities Exchange Act of 1934 and 18 U.S.C. § 1350

The undersigned, the President and Chief Executive Officer and the Vice President and Chief Financial Officer of Trex Company, Inc. (the “Company”), each hereby certifies that, on the date hereof:

(a)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2010 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2010	/s/ Ronald W. Kaplan
Ronald W. Kaplan
Chairman, President and Chief Executive Officer

Date: November 4, 2010	/s/ James E. Cline
James E. Cline
Vice President and Chief Financial Officer